Exhibit 8.1

List of Subsidiaries

Subsidiaries	Place of Incorporation	Ownership Interest
Hailiang International Education Group Pte. Ltd.	Singapore	100%
Hailiang Education (HK) Limited	Hong Kong, PRC	100%
Hailiang Education International Studying Service Limited	Hong Kong, PRC	100%
Pate's - Hailiang International College Company Limited	United Kingdom	100%
Zhejiang Hailiang Education Consulting and Services Co., Ltd.	China	100%
Ningbo Hailiang Education Logistics Management Co., Ltd	China	100%
Ningbo Haoliang Information Consulting Co., Ltd	China	100%
Zhuji Nianxin Lake Hotel Co., Ltd.	China	100%
Ningbo Hailiang Sports Development Co., Ltd.	China	100%
Hangzhou Hailiang International Studying Service Co., Ltd.	China	100%
Hangzhou Hailiang Study Trip Co., Ltd.	China	100%
*Xiantao Hailiang Education Logistics Management Co., Ltd	China	90%
Zhuji Hailiang After-school Service Co., Ltd.	China	100%
Zhuji Hailiang Logistics Service Co., Ltd.	China	100%
Zhuji Hailiang Supply Chain Management Co., Ltd.	China	100%

Consolidated Affiliated Entities	Place of Incorporation
Hailiang Education Management Group Co., Ltd.	China
Hailiang Experimental High School	China
Hailiang Foreign Language School	China
Hailiang High School of Art	China
Hailiang Junior Middle School	China
*Hailiang Overseas Chinese School	China
Hailiang Primary School	China
Hailiang Senior Middle School	China
Hangzhou Hailiang Education Management Co., Ltd.	China
Hangzhou Mingyou Training School Co., Ltd	China
Jinhua Hailiang Education Technology Co., Ltd	China
*Jinhua Hailiang Foreign Language School	China
Lanzhou Hailiang Education Consulting Co., Ltd.	China
*Lanzhou Hailiang Experimental School	China
*Shanghai Yunhan Education Technology Co., Ltd.	China
Shaoxing Sihai International Travel Co., Ltd.	China
Tianma Experimental School	China
Wenzhou Hailiang Juxian Education Technology Co., Ltd	China
Wuhu Hailiang Education Management Co., Ltd	China
*Wuhu Hailiang Experimental School	China
Zhejiang Hailiang Mingxin Education Technology Co., Ltd	China
Zhejiang Mingxin International Travel Co., Ltd.	China
*Zhuji Mingyou Training Center Co., Ltd.	China
Zhenjiang Jianghe High School of Art Co., Ltd.	China
Zhuji Hailiang Foreign Language High School Co., Ltd.	China
Zhuji Tianma Boya Training Center Co., Ltd.	China
Zhuji Yuesheng Enterprise Management Consulting Co., Ltd	China

* Entities acquired/incorporated or schools started operating between June 30, 2020 and the date of this annual report.